Exhibit 4.1

0000001 SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP ANDTRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATIONINCORPORATED UNDER THE LAWS OF THE STATE OF COLORADOSEE REVERSE FOR CERTAIN DEFINITIONSTreasurerCUSIP 75601 N5 00RGSChief Executive OfficeREAL GOODS SOLAR, INC REAL GOODS SOLAR, INC.1996COLORADOFULLY-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF CLASS A COMMON STOCK OFReal Goods Solar, Inc. (hereinafter called the “Company”), transferable in person or by duly authorized attorney, upon surrender of this Certifiate properly endorsed at the Company’s headquarters office.This Certificateand the shares represented hereby, are issued subject to all of the provisions of the Articles of Incorporation, as amended and the Bylaws of the Company, and to the rights, preferences and voting powers of the capital stock of the Company, now or hereafter outstanding, the terms of all such provisions, rights, preferences and voting powers being incorporated herein by reference.Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers

Upon request in writing and without charge, the Company will furnish the holder of this Certificatewith the designations, preferences, limitations, and relative rights applicable to each class of capital stock of the Company, the variations in preferences, limitations, and rights determined for each series of capital stock of the Company and the authority of the board of directors of the Company to determine variations for future classes or series of capital stock of the Company.